1,000,000 Shares

                       TRANSNATIONAL FINANCIAL CORPORATION

                                  Common Stock
                                                          ______________, 1998

                             UNDERWRITING AGREEMENT

TEJAS SECURITIES GROUP, INC.
     As Representative of the Several Underwriters
1250 Capital of Texas Hwy. South
Building Two, Suite 500
Austin, Texas  78746

Dear Sirs:

         Transnational Financial Corporation, a California corporation (the "Company"), proposes to sell to you and the other underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom Tejas Securities Group, Inc. is acting as managing underwriter and representative (the "Representative"), in the respective amounts set forth opposite each Underwriter's name in Schedule I hereto, an aggregate of 1,000,000 shares of Common Stock, no par value (the "Common Stock"), of the Company (such shares are hereinafter collectively referred to as the "Underwritten Securities"). The Company also proposes to grant to the Underwriters the Underwriters' Warrants (defined in Section 7 hereof) to purchase up to 100,000 shares of Common Stock (such Underwriters' Warrants and shares of Common Stock, are collectively referred to herein as the "Warrant Securities"). Kristul Family LLC (the "Selling Shareholder") proposes to grant to the Underwriters the Underwriters' Option (described in Section 2(b) hereof) to purchase up to an aggregate of 150,000 shares of Common Stock solely to cover over-allotments in the sale of the Underwritten Securities (such shares are collectively referred to herein as the "Option Securities"). The Underwritten Securities, the Option Securities and the Warrant Securities are collectively referred to herein as the "Securities."

         The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement (as defined below) and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a) below with respect to the offering of the Securities, and any preliminary prospectus included in the Registration Statement on the Effective Date that omits Rule 430A Information (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the most recent Preliminary Prospectus which predates or coincides with the Execution Time. "Prospectus" shall mean the final prospectus with respect to the offering of the Securities that contains the Rule 430A Information. "Registration Statement" shall mean (a) the registration statement referred to in Section 1(a) below, including Exhibits and Financial Statements, in the form in which it has or shall become effective, (b) in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3(a) hereof) or any settlement date pursuant to Section 3(b) hereof, such registration statement as so amended on such date, and (c) in the event of the filing of any abbreviated registration statement increasing the size of the offering (a "Rule 462 Registration Statement"), pursuant to Rule 462(b) (as defined below), which registration statement became effective upon filing the Rule 462 Registration Statement. Such term shall include Rule 430A Information (as defined below) deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424," "Rule 462(b)" and "Rule 430A" refer to such rules promulgated under the Securities Act of 1933, as amended (the "Act"). "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.


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1.       Representations and Warranties of the Company and Selling Shareholder.

         (I) The Company represents and warrant to, and agrees with, each Underwriter that:

                  (a) The Company meets the requirements for the use of Form SB-2 under the Act and has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a related preliminary prospectus ("Preliminary Prospectus"), on Form SB-2 (Commission File No. 333-50657) (the "Registration Statement") for the registration under the Act of the Securities. The Company may have filed one or more amendments thereto, including related Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either prior to effectiveness of such Registration Statement, a further amendment thereto (including the form of Prospectus) or, after effectiveness of such Registration Statement, a Prospectus in accordance with Rules 430A and 424(b)(1) or (4). As filed, such amendment and form of Prospectus, or such Prospectus, shall include all Rule 430A Information and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you in writing, prior to the Execution Time, will be included or made therein.

                  (b) The Preliminary Prospectus dated _________________, at the time of filing thereof, conformed in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If the Effective Date is prior to or simultaneous with the Execution Time,
         (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) at the Execution Time, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations thereunder, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. If the Effective Date is subsequent to the Execution Time, on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations thereunder, and neither of such documents will contain any untrue statement of any material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (and, in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplements thereto) based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto).

                  (c) The Company does not own or control, directly or indirectly, any corporation, partnership, association or other entity.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it conducts its business or owns property and in which the failure, individually or in the aggregate, to be so qualified would have a material adverse effect on the properties, assets, operations, business, condition (financial or otherwise) or prospects of the Company ("Material Adverse Effect"). The Company has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all government

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         regulatory officials and bodies, to own its properties and conduct its business as described in the Prospectus except where the absence of any such authorization, approval, order, license, certificate or permit would not have a Material Adverse Effect.

                  (e) The Company's equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; all outstanding shares of Common Stock (including, without limitation, the shares of Common Stock to be sold by the Selling Shareholder hereunder) have been duly and validly authorized and issued and are fully paid and nonassessable, and the certificates therefor are in valid and sufficient form; there are, and, on the Effective Date, the Closing Date (and any settlement date pursuant to Section 3(b) hereof), there will be, no other classes of stock outstanding except Common Stock; all outstanding options to purchase shares of Common Stock have been duly and validly authorized and issued; except as described in the Registration Statement, there are, and, on the Closing Date (and any settlement date pursuant to Section 3(b) hereof), there will be, no options, warrant or rights to acquire, or debt instruments convertible into or exchangeable for, or other agreements or understandings to which the Company is a party, outstanding or in existence, entitling any person to purchase or otherwise acquire shares of capital stock of the Company; the issuance and sale of the Securities have been duly and validly authorized and, when issued and delivered and paid for, the Securities will be fully paid and nonassessable and free from preemptive rights, and will conform in all respects to the description thereof contained in the Prospectus; the Underwriters' Warrants will, when issued, constitute valid and binding obligations of the Company enforceable in accordance with their terms and the Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise thereunder; the Securities will, when issued, possess the rights, privileges and characteristics as described in the Prospectus; and the certificates for the Securities are in valid and sufficient form. Each offer and sale of securities of the Company referred to in
         Item 15 of Part II of the Registration Statement was effected in compliance with the Act and the rules and regulations thereunder, and with all applicable blue sky ("Blue Sky") laws.

                  (f ) The Securities (other than the Underwriters' Warrants) have been approved for listing on the American Stock Exchange ("AMEX"), upon notice of issuance thereof.

                  (g) Other than as described in the Prospectus, there is no pending or, to the best knowledge of the Company, threatened action, suit or proceeding before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus. There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit that is not described or filed as required.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity and contribution hereunder may be limited by public policy and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (i) The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Securities in the manner provided in this Agreement. The Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

                  (j) Neither the offering, issuance and sale of the Securities, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of, or constitute a default under, or result in the imposition of a lien on any properties of the Company or an acceleration of indebtedness pursuant to, the Articles of Incorporation or bylaws of the Company, as currently in effect, or any of the terms of any indenture or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, or any law, order, judgment, decree, rule or regulation applicable to the Company of any court, regulatory body, administrative

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         agency, governmental body, stock exchange or arbitrator having jurisdiction over the Company. The Company is not in violation of its Articles of Incorporation or bylaws, as currently in effect, or, except as described in the Prospectus, in breach of or default under any of the terms of any indenture or other agreement or instrument to which it is a party or by which it or its properties are bound, which breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (k) Except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock in consequence of the issue and sale of the Securities, nor does any person have preemptive rights, or rights of first refusal or other rights to purchase any of the Securities. Except as referred to in the Prospectus, no person holds a right to require or participate in a registration under the Act of Common Stock, Preferred Stock or any other equity securities of the Company.

                  (l) The Company has not (i) taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities (other than those actions permitted by applicable law) or (ii) effected any sales of shares of securities that are required to be disclosed in response to Item 15 of Part II of the Registration Statement (other than transactions disclosed in the Registration Statement or the Prospectus).

                  (m) No consent, approval, authorization or order of, or declaration or filing with, any court or governmental agency or body is required to be obtained or filed by or on behalf of the Company in connection with the transactions contemplated herein, except such as may have been obtained or made and registration of the Securities under the Act, and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

                  (n) The accountants who have certified the Financial Statements filed or to be filed with the Commission as part of the Registration Statement are independent accountants as required by the Act.

                  (o) No stop order preventing or suspending the use of any Preliminary Prospectus has been issued, and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated by the Commission; no stop order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, threatened or are contemplated; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with.

                  (p) The Company has not sustained, since December 31, 1997, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been any changes in the capital stock or long-term debt of the Company, or any material adverse change, or a development known to the Company that could reasonably be expected to cause or result in a material adverse change, in the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company, otherwise than as set forth in the Prospectus. Except as set forth in the Prospectus, there exists no present condition or state of facts or circumstances known to the Company involving its customers which the Company can now reasonably foresee would have a Material Adverse Effect or which would result in a termination or cancellation of any agreement with any customer whose purchases, individually or in the aggregate, are material to the business of the Company, or which would result in any material decrease in sales to any such customer or purchases from any supplier, or which would prevent the Company from conducting its business as described in the Prospectus in essentially the same manner in which it has heretofore been conducted.

                  (q) The Financial Statements and the related notes of the Company, included in the Registration Statement and the Prospectus present fairly the financial position, results of operations, cash flow and changes in shareholders' equity of the Company at the dates and for the periods indicated, subject in the case of the

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         Financial Statements for interim periods, to normal and recurring year-end adjustments. The Financial Statement schedules included in the Registration Statement present fairly the information required to be stated therein. Such Financial Statements and schedules were prepared in conformity with the Commission's rules and regulations and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as stated therein. The financial information of the Company set forth in the Prospectus under the captions "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Prospectus, the information included therein.

                  (r) The Company owns or possesses, or has the right to use pursuant to licenses, sublicenses, agreements, permissions or otherwise, adequate patents, copyrights, trade names, trademarks, service marks, licenses and other intellectual property rights necessary to carry on its business as described in the Prospectus, and, except as set forth in the Prospectus, the Company has not received any notice of either (i) default under any of the foregoing or (ii) infringement of or conflict with asserted rights of others with respect to, or challenge to the validity of, any of the foregoing which, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect, and the Company knows of no fact which could reasonably be anticipated to serve as the basis for any such notice.

                  (s) Subject to such exceptions as are not likely to result in a Material Adverse Effect, (A) the Company owns all properties and assets described in the Registration Statement and the Prospectus as being owned by it and (B) the Company has good title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances and restrictions, except as otherwise disclosed in the Prospectus and except for (i) liens for taxes not yet due, (ii) mortgages and liens securing debt reflected on the Financial Statements included in the Prospectus, (iii) materialmen's, workmen's, vendor's and other similar liens incurred in the ordinary course of business that are not delinquent, individually or in the aggregate, and do not have a material adverse effect on the value of such properties or assets of the Company, or on the use of such properties or assets by the Company, in its respective business, and (iv) any other liens that, individually or in the aggregate, are not likely to result in a Material Adverse Effect. All leases to which the Company is a party and which are material to the conduct of the business of the Company are valid and binding and no material default by the Company has occurred and is continuing thereunder; and the Company enjoys peaceful and undisturbed possession under all such material leases to which it is a party as lessee.

                  (t) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The system of internal accounting controls maintained by the Company is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, in each case, which are likely to result in a Material Adverse Effect, and there has not been any payment of or declaration to pay any dividends or any other distribution with respect to the shares of the capital stock of the Company.

                  (v) The Company is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, employment and employment practices, immigration, terms and conditions of employment, health and safety of workers, customs and wages and hours, and is not engaged in any unfair labor practice. No property of the Company has been seized by any governmental agency or authority as a result of any violation by the Company or any independent contractor of the Company of any provisions of law. There is no pending unfair labor practice complaint or charge filed with any governmental agency against the Company. There is no labor strike, material dispute, slow down or work stoppage actually

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         pending or, to the best knowledge of the Company, threatened against or affecting the Company; no grievance or arbitration arising out of or under any collective bargaining agreements is pending against the Company no collective bargaining agreement which is binding on the Company restricts the Company from relocating or closing any of its operations and none of the Company has experienced any work stoppage or other labor dispute at any time.

                  (w) The Company has accurately, properly and timely (giving effect to any valid extensions of time) filed all federal, state, local and foreign tax returns (including all schedules thereto) that are required to be filed, and has paid all taxes and assessments shown thereon. Any and all tax deficiencies asserted or assessed against the Company by the Internal Revenue Service ("IRS") or any other foreign or domestic taxing authority have been paid or finally settled with no remaining amounts owed. Neither the IRS nor any other foreign or domestic taxing authority has examined any tax returns of the Company nor has the IRS or any foreign or domestic taxing authority asserted a position which conflicts with any tax position taken by the Company. The charges, accruals and reserves shown in the Financial Statements included in the Prospectus in respect of taxes for all fiscal periods to date are adequate, and nothing has occurred subsequent to the date of such Financial Statements that makes such charges, accruals or reserves inadequate. The Company is not aware of any proposal (whether oral or written) by any taxing authority to adjust any tax return filed by the Company.

                  (x) With such exceptions as are not likely to result in a Material Adverse Effect, the Company is in compliance with all Federal, state, foreign and local laws and regulations relating to pollution or protection of human health or the environment ("Environmental Laws"), there are no circumstances that may prevent or interfere with such compliance other than as set forth in the Prospectus, and the Company has not received any notice or other communication alleging a currently pending violation of any Environmental Laws. With such exceptions as are not likely to result in a Material Adverse Effect, other than as set forth in the Prospectus, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, that may result in the imposition of liability on the Company or any claim against the Company or, to the Company's best knowledge, against any person or entity whose liability for any claim the Company has or may have assumed either contractually or by operation of law, and the Company has not received any notice or other communication concerning any such claim against the Company or such person or entity.

                  (y) Except as set forth in the Prospectus, there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of its affiliates, or any of its officers or directors, or any of the members of the families of any of them, which are required to be disclosed in the Registration Statement or the Prospectus.

                  (z) The Company is not an investment company subject to registration under the Investment Company Act of 1940, as amended.

                  (aa) Except as set forth in the Prospectus, the Company has insurance of the types and in the amounts that it reasonably believes is adequate for its business, including, but not limited to, casualty and general liability insurance covering all real and personal property owned or leased by the Company, as applicable, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

                  (bb) The Company has not at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (iii) violated, nor is it in violation of, any provision of the Foreign Corrupt Practices Act of 1977.

                  (cc) The preparation and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

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                  (dd) All documents delivered or to be delivered by the Company or any of its directors or officers to the Underwriters, the Commission or any state securities law administrator in connection with the issuance and sale of the Securities were, on the dates on which they were delivered, and will be, on the dates on which they are to be delivered, true, complete and correct in all material respects.

                  (ee) Except as described in the Prospectus, the Company does not maintain, nor does any other person maintain on behalf of the Company, any retirement, pension (whether deferred or non-deferred, defined contribution or defined benefit) or money purchase plan or trust. There are no unfunded liabilities of the Company with respect to any such plans or trusts that are not accrued or otherwise reserved for on the Financial Statements.

                  (ff) Any certificates signed by an officer of the Company and delivered to the Representative or the Underwriters or to counsel for the Underwriters shall also be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 6(b) will also be furnished to the Representative and counsel for the Underwriters and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby.

                  (gg) The Company has obtained and delivered to the Representative the written agreements, substantially in the form attached hereto as Exhibit B, of all of the shareholders of the Company, except the Selling Shareholder, restricting dispositions of equity securities of the Company.

         (II) The Selling Shareholder represents and warrants to and agrees with each Underwriter that:

                  (a) The Selling Shareholder now has, and on the Closing Date (or any settlement date pursuant to Section 3(b) hereof) will have, valid marketable title to the Option Securities to be sold by the Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement; and upon delivery of such Option Securities hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Option Securities purchased by it from the Selling Shareholder, free and clear of any pledge, lien, security interest pertaining to the Selling Shareholder or the Selling Shareholder's property, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of the Selling Shareholder.

                  (b) The Selling Shareholder has duly authorized, executed and delivered, in the form heretofore furnished to the Representative, an irrevocable Power of Attorney (the "Power of Attorney") appointing ______________________ and _________________________ as
         attorneys-in-fact (collective, the "Attorneys" and individually, an "Attorney") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") with ____________________________ as custodian (the "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement on the part of the Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of the Selling Shareholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(k) hereof on behalf of the Selling Shareholder, to determine the purchase price to be paid by the several Underwriters to the Selling Shareholder as provided in Section 3 hereof, to authorize the delivery of the Option Securities to be sold by the Selling Shareholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement.

                  (c) All consents, approvals, authorizations and orders required for the execution and delivery by the Selling Shareholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                         7
         on behalf of the Selling Shareholder of this Agreement and the sale and delivery of the Option Securities to be sold by the Selling Shareholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under the state or other securities or Blue Sky laws) have been obtained and are in full force and effect; the Selling Shareholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and the Selling Shareholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Securities to be sold by the Selling Shareholder under this Agreement.

                  (d) The Selling Shareholder will not, during the one (1)-year period beginning on the date of the Prospectus (the "Lock-Up Period"), directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, pledge or otherwise dispose of (individually, a "Disposition") any Common Stock, or securities exercisable, convertible or exchangeable for or into Common Stock (collectively, the "Shares"), that the Selling Shareholder now owns or will own in the future (beneficially or of record), except (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this provision, (ii) the sale of Shares to the Underwriters pursuant hereto, or (iii) with the prior written consent of the Representative. The foregoing restriction is expressly agreed to preclude the holder of Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Shares during the Lock-Up Period even if such Shares would be disposed of by someone other than the Selling Shareholder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Shares. The Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by the Selling Shareholder except in compliance with this restriction.

                  (e) Certificates in negotiable form for all Securities to be sold by the Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by the Selling Shareholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

                  (f) This Agreement has been duly authorized by the Selling Shareholder and has been duly executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder, or any Option Securities to be sold by the Selling Shareholder hereunder, may be bound or, to the best of the Selling Shareholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Shareholder or its properties, or result in any violation of any provisions of the charter, bylaws or other organizational documents of the Selling Shareholder.

                  (g) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                  (h) The Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities.

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                         8

                  (i) All information furnished by or on behalf of the Selling Shareholder relating to the Selling Shareholder and the Option Securities that is contained in the representations and warranties of the Selling Shareholder in the Selling Shareholder's Power of Attorney or set forth in the Registration Statement and the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (and on any settlement date pursuant to Section 3(b) hereof) was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (and on any settlement date pursuant to Section 3(b) hereof), will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

                  (j) The Selling Shareholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise one of its Attorneys and the Representative prior to the Closing Date (or any settlement date pursuant to Section 3(b) hereof) if any statement to be made on behalf of the Selling Shareholder in the certificate contemplated by Section 6(k) hereof would be inaccurate if made as of the Closing Date (or any settlement date pursuant to Section 3(b) hereof).

                  (k) The Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company to the Underwriters pursuant to this Agreement; the Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of the Selling Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and the Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                  (l) The Selling Shareholder is not aware that any of the representations and warranties of the Company set forth in Section 1(I) above is untrue or inaccurate in any material respect.

2.       Purchase and Sale.

         (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 1,000,000 shares of Common Stock. Each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Underwritten Securities set forth opposite its name in
Schedule I hereto. The purchase price per Underwritten Security to be paid by the several Underwriters to the Company shall be $______ per share.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder hereby grants an option (the "Underwriters' Option") to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 150,000 shares of Common Stock, at the purchase price of $____ per share for use solely in covering any over-allotments made by the Representative for the account of the Underwriters in the sale and distribution of the Underwritten Securities. Said Underwriters' Option may be exercised in whole or in part at any time on or before the 45th day after the Effective Date upon written or telegraphic notice by the Representative to the Selling Shareholder setting forth the number of Option Securities which the several Underwriters are electing to purchase pursuant to the Underwriters' Option and the settlement date. Delivery of certificates for such Option Securities by the Selling Shareholder and payment therefor to the Company shall be made as provided in Section 3 hereof. The number of Option Securities to be so purchased by each Underwriter pursuant to the Underwriters' Option shall be determined by multiplying the number of Option Securities to be sold by the Selling Shareholder pursuant to the Underwriters' Option, as exercised, by a fraction, the numerator of which is the number of Underwritten Securities to be purchased by such Underwriter as set forth opposite its name in Schedule I and the denominator of which is the total number of Underwritten Securities to be purchased by all of the Underwriters as set forth on Schedule I (subject to such adjustments to eliminate any fractional share purchases as the Representative in its discretion may make).


                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                         9

3.       Delivery and Payment.

         (a) Delivery of the certificates for the Underwritten Securities described in Section 2(a) hereof shall be made by the Company through the facilities of the Depository Trust Company ("DTC"), and payment therefor, shall be made at the office of the Company at 9:00 a.m. Eastern Standard Time, on _____________, 1998 or such later date (but not later than _____________, 1998)
as the Representative shall designate, which date and time may be postponed by agreement among the Representative and the Company or as provided in Section 9 hereof (such date, time of delivery and payment for such Securities being herein called the "Closing Date"). Delivery of the certificates for such Securities to be purchased on the Closing Date shall be made as provided in the preceding sentence for the respective accounts of the several Underwriters against payment by the several Underwriters through Tejas Securities Group, Inc. of the aggregate purchase price of such Underwritten Securities being sold by the Company, to or upon the order of the Company, by wire transfer in federal (same day) funds. Certificates for such Underwritten Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day in advance of the Closing Date. The Company agrees to have the certificates for the Underwritten Securities to be purchased on the Closing Date available at the office of the DTC, not later than 9:00 a.m. Eastern Standard Time at least one business day prior to the Closing Date.

         (b) The certificates in negotiable form for the Option Securities to be sold by the Selling Shareholder have been placed in custody (for delivery under this Agreement) under the Custody Agreement. The Selling Shareholder agrees that the certificates for such shares are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody, including the Power of Attorney, is to that extent irrevocable and that the obligations of the Selling Shareholder hereunder shall not be terminated by the act of the Selling Shareholder or by operation of law, except as specifically provided herein or in the Custody Agreement. Delivery of definitive certificates for the Option Securities to be purchased by the several Underwriters pursuant to the exercise of the option granted by Section 2(b) shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer in federal (same day) funds to the Custodian. Such delivery and payment shall take place (i) on the Closing Date, if written notice of the exercise of such option is received by the Selling Shareholder at least three (3) full business days prior to the Closing Date, or (ii) on a date which shall not be later than the third (3rd) full business day following the date the Selling Shareholder receives written notice of the exercise of such option, if such notice is received by the Selling Shareholder less than three (3) full business days prior to the Closing Date.

         The Company agrees to have the certificates for the Option Securities to be purchased after the Closing Date available at the office of the DTC not later than 9:00 a.m. Eastern Standard Time at least one business day prior to the settlement date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.       Agreements. The Company agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Registration Statement shall have become effective, (ii) when any post-effective amendment thereto shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information with respect thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the receipt by the Company of any notification with respect to the institution or threatening of any proceeding for that purpose and
(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        10
or supplement to the Prospectus without the prior consent of the Representative. The Company will prepare and file with the Commission, promptly upon your request, any amendment to the Registration Statement or supplement to the Prospectus that you reasonably determine to be necessary or advisable in connection with the distribution of the Securities by you, and will use its best efforts to cause the same to become effective as promptly as possible.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it otherwise shall be necessary to supplement the Prospectus to comply with the Act or the rules or regulations thereunder, the Company will promptly prepare and file with the Commission, subject to Section 5(a) hereof, a supplement that will correct such statement or omission or a supplement that will effect such compliance.

         (c) As soon as practicable (but not later than eighteen months after the effective date of the Registration Statement), the Company will make generally available to its security holders and to the Representative an earnings statement or statements (which need not be audited) of the Company covering a period of at least twelve months after the Effective Date (but in no event commencing later than 90 days after such date), which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

         (d) The Company will furnish to each of you and counsel for the Underwriters, without charge, one signed copy of the Registration Statement and any amendments thereto (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement and any amendments thereto (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and each Preliminary Prospectus and any supplements thereto as the Representative may reasonably request.

         (e) The Company will take all actions necessary for the registration or qualification of the Securities for sale under the laws of such jurisdictions within the United States and its territories as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the offering, provided that the Company shall not be required to qualify as a foreign corporation or to consent to service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities).

         (f) The Company will apply the net proceeds from the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (g) The Company will (i) cause the Securities (other than the Underwriters' Warrant) to be listed on AMEX and (ii) comply with all registration, filing and reporting requirements of the Exchange Act, and AMEX which may from time to time be applicable to the Company.

         (h) During the five-year period commencing on the date hereof, the Company will furnish to its shareholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of earnings and will furnish to you and, upon request, to the other Underwriters hereunder (i) concurrent with furnishing such quarterly reports to its shareholders, statements of income and other information of the Company for such quarter in the form furnished to the Company's shareholders; (ii) concurrent with furnishing such annual reports to its shareholders, a balance sheet of the Company as at the end of such fiscal year, together with statements of income and surplus and of cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of its independent certified public accountants; (iii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD, AMEX or any other securities exchange on which any of the Company's securities may be listed; (iv) every press release and every material news item or article in respect of the Company or its affairs which was released or prepared by the Company; and (v) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five-year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        11
accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

         (i) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Securities.

         (j) The Company will not, for a period of 365 days following the Effective Date, without the prior written consent of the Representative, offer, sell, contract to sell (including, without limitation, any short sale), transfer, assign, pledge, encumber, hypothecate or grant any option to purchase or otherwise dispose of, any capital stock, or any options, rights or warrants to purchase any capital stock of the Company, or any securities or indebtedness convertible into or exchangeable for shares of capital stock of the Company, except for (i) sales of Securities as contemplated by this Agreement and (ii) sales of Common Stock upon the exercise of outstanding options described in the Prospectus.

         (k) The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of the Underwriters' Warrant.

         (l) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (m) For the five year period from the Closing Date, the Company will nominate for election as a director a person designated by the Representative, and during such time as the Representative shall not have exercised such right, the Representative shall have the right to designate an observer, who shall be entitled to attend all meetings of the Board of Directors and receive all correspondence and communications sent by the Company to the members of the Board of Directors.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities described in Sections 2(a) and 2(b) hereof shall be subject to (i) the accuracy of the representations and warranties on the part of each of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date and (in the case of any Securities delivered after the Closing Date, any settlement date pursuant to
Section 3(b) hereof), (ii) the accuracy of the statements of each of the Company and the Selling Shareholder made in any certificates delivered pursuant to the provisions hereof, (iii) the performance by each of the Company and the Selling Shareholder of its obligations hereunder, and (iv) the following additional conditions:

         (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall become effective) not later than 5:00 p.m. Eastern Standard Time, on the execution date hereof or at such later date and time as the Representative may approve in writing and, at the Closing Date (and any settlement date pursuant to Section 3(b) hereof), no stop order suspending the effectiveness of the Registration Statement or any qualification in any jurisdiction shall have been issued and no proceedings for that purpose shall have been initiated or, to the best knowledge of the Company, threatened by the Commission.

         (b) The Company shall have furnished to the Representative the opinion of Robert A. Forrester, counsel for the Company, addressed to the Underwriters and dated the Closing Date (and any settlement date pursuant to Section 3(b) hereof), or other evidence satisfactory to the Representative to the effect that:

                  (i) The Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any qualification in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened; any request from the Commission for additional information has been complied with; the Registration Statement and the Prospectus (and any

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        12
         supplements thereto) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder (except that such counsel need express no opinion with respect to the Financial Statements and schedules included in the Registration Statement and Prospectus).

                   (ii) The Company does not own or control, directly or indirectly, any corporation, partnership, association or other entity.

                  (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it conducts its business or owns property and in which the failure, individually or in the aggregate, to be so qualified would have a Material Adverse Effect. The Company has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all government regulatory officials and bodies, to own its properties and conduct its business as described in the Prospectus, except where failure to obtain such authorizations, approvals, orders, licenses, certificates or permits would not have a Material Adverse Effect.

                  (iv) The Company does not own any shares of capital stock or any other equity securities of any corporation or any equity interest in any firm, partnership, association or other entity other than as described in the Prospectus, except for ownership interests that would not have a Material Adverse Effect.

                  (v) The Company has an authorized share capitalization as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; all outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable and the certificates therefor are in valid and sufficient form in accordance with applicable state law; there are no other classes of stock outstanding except Common Stock; all outstanding options to purchase shares of Common Stock have been duly and validly authorized and issued; except as described in the Prospectus, there are no options, warrants or rights to acquire, or debt instruments convertible into or exchangeable for, or other agreements or understandings to which the Company is a party, outstanding or in existence, entitling any person to purchase or otherwise acquire any shares of capital stock of the Company; the issuance and sale of the Securities have been duly and validly authorized and, when issued and delivered and paid for, the Securities will be fully paid and nonassessable and free from preemptive rights, and will conform in all respects to the description thereof contained in the Prospectus; the Underwriters' Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms and the Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise thereof; the Underwriters' Warrants possess the rights, privileges and characteristics as represented in the forms filed as Exhibits to the Registration Statement and as described in the Prospectus; the Securities (other than the Underwriters' Warrants) have been approved for listing on AMEX upon notice of issuance thereof; the certificates for the Securities are in valid and sufficient form. Each offer and sale of securities of the Company described in Item 15 of Part II of the Registration Statement was effected in compliance with the Act and the rules and regulations thereunder and with all applicable Blue Sky laws.

                  (vi) Other than as described in the Prospectus, there is no pending or, to the best knowledge of such counsel after reasonable investigation, threatened action, suit or proceeding before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus that is not adequately disclosed in the Prospectus, and, to the best knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement and obligation of the Company enforceable against it in

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        13
         accordance with its terms (subject to standard bankruptcy and equitable remedy exceptions, and limitations under the Act as to the enforceability of indemnification provisions).

                  (viii) The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Securities in the manner provided in this Agreement; and the Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

                  (ix) Neither the offering, issue and sale of the Securities nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of, or constitute a default under, or result in the imposition of a lien on any properties of the Company, or an acceleration of indebtedness pursuant to, the Articles of Incorporation (or other charter document) or bylaws of the Company, or any of the terms of any indenture or other agreement or instrument to which the Company is a party or by which its properties are bound, or any law, order, judgment, decree, rule or regulation applicable to the Company of any court, regulatory body, administrative agency, governmental body, stock exchange or arbitrator having jurisdiction over the Company. The Company is not in violation of its Articles of Incorporation or bylaws or, to the best knowledge of such counsel after reasonable investigation, in breach of or default under any of the terms of any indenture or other agreement or instrument to which it is a party or by which it or its properties are bound, which breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (x) Except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock in consequence of the issue and sale of the Securities to be sold by the Company hereunder nor does any person have preemptive rights, or rights of first refusal or other rights to purchase any of the Securities. Except as referred to in the Prospectus, no person holds a right to require or participate in a registration under the Act of Common Stock or any other equity securities of the Company.

                  (xi) No consent, approval, authorization or order of, or declaration or filing with, any court or governmental agency or body is required to be obtained or filed by or on behalf of the Company in connection with the transactions contemplated herein, except such as may have been obtained or made and registration of the Securities under the Act, and such as may be required under the Blue Sky laws of any jurisdiction.

                  (xii) To the best knowledge of such counsel after reasonable investigation, the Company is not in violation of or default under any judgment, ruling, decree or order or any statute, rule or regulation of any court or other United States governmental agency or body, including any applicable laws respecting employment, immigration and wages and hours, in each case, where such violation or default could have a Material Adverse Effect. The Company is not involved in any labor dispute, nor, to the best knowledge of such counsel, is any labor dispute threatened.

                  (xiii) The Company is not an investment company subject to registration under the Investment Company Act of 1940, as amended.

                  (xiv) The preparation and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

                  (xv) The Company owns or possesses, or has the right to use pursuant to licenses, sublicenses, agreements, permissions or otherwise, adequate patents, copyrights, trade names, trademarks, service marks, licenses and other intellectual property rights necessary to carry on its business as described in the Prospectus, and, except as set forth in the Prospectus, neither such counsel nor, to the knowledge of such counsel, the Company has received any notice of either (i) default under any of the foregoing or (ii) infringement of or conflict with asserted rights of others with respect to, or challenge to the validity of, any of the foregoing which, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        14

         Adverse Effect, and counsel knows of no facts which could reasonably be anticipated to serve as the basis for any such notice.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (i) and (v) above), on the basis of the foregoing and on such counsel's participation in the preparation of the Registration Statement and the Prospectus, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the Effective Date and at the Closing Date (and any settlement date pursuant to Section 3(b) hereof), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of such Prospectus or at the Closing Date (or any settlement date pursuant to Section 3(b) hereof), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the Financial Statements and schedules and other financial or statistical data derived therefrom included in the Registration Statement or Prospectus).

         References to the Prospectus in this Section 6(b) shall include any supplements thereto.

         (c) The Representative shall have received on the Closing Date (and any settlement date pursuant to Section 3(b) hereof), the opinion of ______________, counsel for the Selling Shareholders, addressed to the Underwriters and dated the Closing Date (or any settlement date pursuant to Section 3(b) hereof), or other evidence satisfactory to the Representative to the effect that of the Underwriters, to the effect that:

                  (i) The Selling Shareholder has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated herein; the Power of Attorney and Custody Agreement of the Selling Shareholder has been duly authorized by the Selling Shareholder; the Power of Attorney and Custody Agreement of the Selling Shareholder has been duly executed and delivered by or on behalf of the Selling Shareholder; and the Power of Attorney and Custody Agreement of the Selling Shareholder constitutes the valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                  (ii) Selling Shareholder has full right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Option Securities to be sold by it hereunder;

                  (iii) This Agreement has been duly authorized by the Selling Shareholder and has been duly executed and delivered by or on behalf of the Selling Shareholder; and

                  (iv) Upon the delivery of and payment for the Option Securities as contemplated in this Agreement, each of the Underwriters will receive valid marketable title to the Option Securities purchased by it from the Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are without notice of any defect in the title of the Option Securities being purchased from the Selling Shareholder;

         (d) The Representative shall have received from Wolin, Ridley & Miller LLP, counsel for the Underwriters, an opinion dated the Closing Date (and any settlement date pursuant to Section 3(b) hereof), with respect to the issuance and sale of the Securities, and with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        15

         (e) The Company shall have furnished to the Representative a certificate of the Company, signed by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date (and any settlement date pursuant to Section 3(b) hereof), to the effect that each has carefully examined the Registration Statement, the Prospectus (and any supplements thereto) and this Agreement, and, after due inquiry, that:

                  (i) As of the Closing Date (and any settlement date pursuant to Section 3(b) hereof), the statements made in the Registration Statement and the Prospectus are true and correct and the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction is in effect and no proceeding for such purpose is pending before or, to the knowledge of such officers, threatened or contemplated by the Commission or the authorities of any such jurisdiction; and any request for additional information with respect to the Registration Statement or the Prospectus on the part of the staff of the Commission or any such authorities brought to the attention of such officers has been complied with to the satisfaction of the staff of the Commission or such authorities.

                  (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, except as set forth in or contemplated by the Registration Statement and the Prospectus, (y) there has not been any material adverse change in the general affairs, business, prospects, properties, management, results of operations or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business, in each case, other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (z) the Company has not sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

                  (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no litigation instituted against the Company, any of its respective officers or directors, or, to the best knowledge of such officers, any affiliate or promoter of the Company, and since such dates there has been no proceeding instituted or, to the best knowledge of such officers, threatened against the Company, any of its officers or directors, or, to the best knowledge of such officers, any affiliate or promoter of the Company, before any federal, state or county court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect.

                  (v) Each of the representations and warranties of the Company in this Agreement is true and correct in all material respects on and as of the Execution Time and the Closing Date (and any settlement date pursuant to Section 3(b) hereof) with the same effect as if made on and as of the Closing Date (and any settlement date pursuant to Section 3(b) hereof).

                  (vi) Each of the covenants required in this Agreement to be performed by the Company on or prior to the Closing Date (and any settlement date pursuant to Section 3(b) hereof) has been duly, timely and fully performed, and each condition required herein to be complied with by the Company on or prior to the Closing Date (and any settlement date pursuant to Section 3(b) hereof) has been duly, timely and fully complied with.

         (f) At the Execution Time and on the Closing Date (and any settlement date pursuant to Section 3(b) hereof), Moss Adams LLP, shall have furnished to the Representative letters, dated as of such dates, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations thereunder and stating in effect that:

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        16

                  (i) In their opinion, the audited Financial Statements of the Company for the fiscal years ended December 31, 1996 and 1997, and the notes to the Financial Statements and Financial Statement schedules for those periods included in the Registration Statement and the Prospectus, comply in all material respects with generally accepted accounting principles and the applicable accounting requirements of the Act and the applicable rules and regulations thereunder.

                  (ii) On the basis of a reading of the latest unaudited Financial Statements made available by the Company, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the shareholders, directors and committees of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, nothing came to their attention that caused them to believe that: (i) the unaudited Financial Statements of the Company for the quarter ended March 31, 1998, and the notes to the Financial Statements and the Financial Statement Schedules for the period then ended included in the Registration Statement and Prospectus do not comply in all material respects with generally accepted accounting principles or the applicable accounting requirements of the Act and the applicable rules and regulations thereunder; and (ii) with respect to the period subsequent to March 31, 1998, at a specified date not more than five business days prior to the date of the letter, (y) there were any changes in the long-term debt or capital stock of the Company, or decreases in net current assets, net assets or stockholders' equity of the Company as compared with the amounts shown on the March 31, 1998 balance sheets included in the Registration Statement and the Prospectus or (z) there were any decreases in reserves, sales, net income or income from operations, of the Company, as compared with the corresponding period in the preceding year, except for changes or decreases which the Registration Statement discloses have occurred or may occur and except for changes or decreases, set forth in such letter, in which case (A) the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative and (B) such changes or decreases and the explanation thereof shall be acceptable to the Representative, in its sole discretion.

                  (iii) They have performed certain other specified procedures as a result of which they determined that all information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and specified by you prior to the Execution Time, agrees with the accounting records of the Company.

                  The Representative shall also have also received from Moss Adams LLP, a letter stating that the Company's system of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material to the Financial Statements of the Company.

                  References to the Prospectus in this Section 6(f) shall include any supplements thereto.

         (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any changes or decreases from that specified in the letters referred to in
Section 6(f) hereof or (ii) any change, or any development involving a prospective change, in or affecting the properties, assets, results of operations, business, capitalization, net worth, prospects, general affairs or condition (financial or otherwise) of the Company, the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

         (h) On or prior to the Effective Date, the Securities (other than the Underwriters' Warrant) shall have been approved for listing on AMEX.

         (i) The Company shall not have sustained any uninsured substantial loss as a result of fire, flood, accident or other calamity.


                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        17

         (j) The Company shall have furnished to the Representative a certificate of the Secretary of the Company certifying as to certain information and other matters as the Representative may reasonably request.

         (k) The Representative shall be satisfied that, and the Representative shall have received a certificate, dated the Closing Date (or any settlement date pursuant to Section 3(b) hereof), from the Attorneys for the Selling Shareholder to the effect that, as of the Closing Date (or any settlement date pursuant to Section 3(b) hereof):

                  (i) The representations and warranties made by the Selling Shareholder herein are true or correct in all material respects on the Closing Date (or any settlement date pursuant to Section 3(b) hereof); or

                  (ii) The Selling Shareholder has complied with all obligations or satisfied all conditions which are required to be performed or satisfied on the part of the Selling Shareholder at or prior to the Closing Date (or any settlment date pursuant to Section 3(b) hereof).

         (l) The Company and the Selling Shareholder shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in any respect when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date (or any settlement date, pursuant to Section 3(b) hereof), by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile or telegraph confirmed in writing.

7. Fees and Expenses and Underwriters' Warrant. The Company agrees to pay or cause to be paid the following:

         (a) the fees, disbursements and expenses of its own counsel and counsel for the Selling Shareholders and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Prospectus, and any drafts thereof, and amendments and supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers;

         (b) all expenses in connection with the qualification of the Securities for offering under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum;

         (c) all filing and other fees in connection with filing with the NASD, and complying with applicable review requirements thereof;

         (d) the cost of preparing and printing certificates for the Securities;

         (e) all expenses, taxes, fees and commissions, including, without limitation, any and all fixed transfer duties sellers' and buyers' stamp taxes or duties on the purchase and sale of the Securities and stock exchange brokerage and transaction levies with respect to the purchase and, if applicable, the sale of the Securities (the latter to the extent paid and not reimbursed) (i) incident to the sale and delivery by the Company of the Securities to the Underwriters and (ii) incident to the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof;

         (f) the costs and charges of any transfer agent and registrar;

         (g) the fees and expenses in connection with qualification of the Securities (other than the Underwriters' Warrant) for listing on the AMEX;


                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        18

         (h) a nonaccountable expense allowance of 2.0% of the proceeds derived from the offering (including the Option Securities described in Section 2(b) hereof) payable to the Representative (reduced by the amount of any payments or reimbursements made prior to the date of this Agreement); and

         (i) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 7.

         Except as set forth above, the Selling Shareholders agree to pay all costs and expenses incident to the performance of its obligations hereunder.

         In addition to the sums payable to the Representative as provided elsewhere herein and in addition to the Underwriters' Option, the Underwriters shall be entitled to receive, as partial compensation for their services, warrants (the "Underwriters' Warrants") for the purchase of an aggregate of 100,000 shares of Common Stock of the Company. The Underwriters' Warrants shall be issued pursuant to a Warrant Agreement in the form of Exhibit A attached hereto and shall be exercisable, in whole or in part, for a period of four years commencing from the one year anniversary of the date hereof, at 120% of the initial public offering price for the Common Stock offered pursuant to the Prospectus. The Underwriters' Warrant, shall be non-transferable for one year from the date of issuance of the Underwriters' Warrant, except for (i) transfers to officers or partners of the Underwriters, (ii) in connection with a merger, consolidation or reorganization of the Company or (iii) transfers occurring by operation of law. The terms of the Warrant Securities subject to the Underwriters' Warrant shall be the same as the Underwritten Securities sold to the public.

         Without limiting in any respect the foregoing obligations of the Company, which obligations shall survive any termination of this Agreement, if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof to be performed or complied with by the Company or the Selling Shareholder other than by reason of a default by any of the Underwriters, the Company agrees to reimburse the Underwriters, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities to the extent the amounts paid pursuant to Section 7(h) hereof are insufficient therefor.

8.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i)
Section 1(I) of this Agreement, the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement or Prospectus; provided further, that with respect to any untrue statement or omission, or any alleged untrue statement or omission, made in any Preliminary Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any such Underwriter)

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        19
from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been corrected in the Prospectus and the failure to deliver the Prospectus was not a result of the Company's failure to comply with its obligations under Section 5(d) hereof. The indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless the settlement or compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding, satisfactory in form and substance to the Representative.

         (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in
(i) Section 1(II) of this Agreement, the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (ii) any application or other document, or any amendment or supplement thereto, executed by the Selling Shareholder or based upon written information furnished by or on behalf of the Selling Shareholder filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of subparagraphs (ii) and
(iii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by the Selling Shareholder, directly or through the Selling Shareholder's representatives, specifically for use in the preparation thereof, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to any untrue statement or omission, or any alleged untrue statement or omission, made in any Preliminary Prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any such Underwriter) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been corrected in the Prospectus and the failure to deliver the Prospectus was not a result of the Company's failure to comply with its obligations under Section 5(d) hereof. This indemnity agreement shall be in addition to any liabilities which such Selling Shareholder may otherwise have.

         (c) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Selling Shareholder, each of their directors, each of the Company's officers who signs the Registration Statement, and each person who controls the Company or the Selling Shareholder, as the case may be, within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company or the Selling Shareholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for use in the Registration Statement or Prospectus. The Company acknowledges that the corporate names of the Underwriters, the stabilization legend on page 2 and the information under the heading "Underwriting" in the Prospectus and in any Preliminary Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters. The obligations of each Underwriter under this subsection (c) shall be in addition to any liability which the Underwriters may otherwise have.

         (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; but the omission so to notify the indemnifying party will not

                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        20
relieve it from any liability which it may have to any indemnified party, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. All such expenses shall be paid by the indemnifying party as incurred by an indemnified party. Any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed promptly after notice by such indemnified party to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action, suit or proceeding or (iii) the named parties in any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, which firm shall be designated in writing to the indemnifying party). Any such fees and expenses payable by the indemnifying party shall be paid to or on behalf of the indemnified party entitled thereto as incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a), 8(b) or 8(c) is applicable in accordance with its terms but is for any reason held by a court to be unavailable from the indemnifying party on grounds of policy or otherwise, the Company, the Selling Shareholder and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible in the aggregate for that portion represented by the total underwriting compensation in respect of the Securities bears to the public offering price appearing thereon and the Company and the Selling Shareholder are responsible for the balance; provided, however, that (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the total underwriting compensation applicable to the Securities to be purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Selling Shareholder within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Shareholder, subject in each case to clause (ii) of this Section 8(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise.

         (f) The Company and the Selling Shareholder may agree, as between themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Underwritten Securities which the defaulting Underwriter

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or Underwriters agreed but failed to purchase; provided, however, that if the aggregate number of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Underwritten Securities, and if such nondefaulting Underwriters do not purchase all of such Underwritten Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except as otherwise provided in Section 7. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (a) a suspension or material limitation in trading in securities generally on the New York or American Stock Exchange, the Nasdaq National Market or any relevant over-the-counter market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade shall have occurred, (b) a banking moratorium shall have been declared by federal, New York or California state authorities, (c) the United States shall have engaged in hostilities which shall have resulted in the declaration, on or after the date hereof, of a national emergency or war, or (d) a change in national or international political, financial or economic conditions or national or international equity markets or currency exchange rates shall have occurred, if the effect of any such event specified above is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, its officers and the Underwriters set forth in, referred to in, or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed:

to the Representative at:

     Tejas Securities Group, Inc.
     1250 Capital of Texas Hwy. South
     Building Two, Suite 500
     Austin, Texas 78746
     Attention: Robert A. Shuey, III

     Facsimile No. (512) 306-1528

to the Company at:

     Transnational Financial Corporation
     301 Junipero Serra Boulevard, Suite 270
     San Francisco, CA 94127
     Attention: Joseph Kristul
     Facsimile No. (415) 334-0255

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereon and hereon were on the same instrument.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas.


                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        22

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                            Very truly yours,

                            TRANSNATIONAL FINANCIAL CORPORATION



                         By:___________________________________________________
                            Joseph Kristul
                            Chief Executive Officer and Chief Financial Officer


                         KRISTUL FAMILY LLC



                         By:___________________________________________________
                            Attorney-in-Fact for the Selling Shareholder


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Tejas Securities Group, Inc.



By: _______________________________________
    Robert A. Shuey, III

For itself and the other several Underwriters in Schedule I to the foregoing Agreement.



                                              Underwriting Agreement
                                               25908_2 - 75205/00002
                                                        23

                                   SCHEDULE I


                                                           Number of
                                                     Underwritten Securities
             Underwriters                                To Be Purchased
             ------------                                ---------------

Tejas Securities Group, Inc.










                                                           ---------
                     Total                                 1,000,000



                                              Underwriting Agreement
                                               25908_2 - 75205/00002
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                                    EXHIBIT A

                            FORM OF WARRANT AGREEMENT


                                              Underwriting Agreement
                                               25908_2 - 75205/00002
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


                                    EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT


Tejas Securities Group, Inc.,
    As Representative of the Several Underwriters
c/o Tejas Securities Group, Inc.
1250 Capital of Texas Hwy. South
Building Two, Suite 500
Austin, Texas  78746

Ladies and Gentlemen:

         The undersigned understands that you, as Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Transnational Financial Corporation, a California corporation (the "Company"), providing for the initial public offering (the "Offering") by the Underwriters, including yourself, of Common Stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about _________, 1998.

         In consideration of the Underwriters' agreement to purchase and make the Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that during the period beginning on the date of this letter and ending one (1) year (the "Lock-Up Period") after the date of the final prospectus included in the Registration Statement (the "Offering Date"), the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, pledge, or otherwise dispose of (individually, a "Disposition") any Common Stock, or securities exercisable, convertible, or exchangeable for or into Common Stock (collectively, the "Securities"), that the undersigned now owns or will own in the future (beneficially or of record), except (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Lock-Up Agreement, (ii) up to 150,000 shares of Common Stock in connection with the exercise of the Underwriters' over-allotment option pursuant to the Underwriting Agreement, or (iii) with the prior written consent of Tejas Securities Group, Inc. The foregoing restriction is expressly agreed to preclude the holder of Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

         If for any reason the Offering Date does not occur on or before September 30, 1998, then this Lock-Up Agreement will terminate on that date. I understand that no assurance can be given that the Offering will be consummated.

                                    Sincerely,

Date: _________ ___, 1998           __________________________________________


                                    By: ______________________________________
                                        Signature

                                        ______________________________________
                                        Print Name

                                              Underwriting Agreement
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